Exhibit 32.1

CERTIFICATION PURSUANT TO
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Ampal-American Israel Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned executive officers of the Company certifies, to the best of such executive officer’s knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yosef A. Maiman	/s/ Irit Eluz
Yosef A. Maiman	Irit Eluz
Chairman of the Board, President and CEO	CFO and Senior Vice President Finance and Treasurer
Ampal-American Israel Corporation	Ampal-American Israel Corporation
August 4, 2010	August 4, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.